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                              EXHIBIT NUMBER 10.7
                              -------------------

                                AMENDMENT NO. 1
                                    TO THE
                   REVISED AND RESTATED MANAGEMENT AGREEMENT



          THIS AMENDMENT NO. 1 TO THE REVISED AND RESTATED MANAGEMENT AGREEMENT (This "Amendment") is entered into by and between CHEROKEE INC., a Delaware corporation ("Cherokee"), and THE NEWSTAR GROUP, a California corporation doing business as The Wilstar Group ("Wilstar"), with reference to the following facts:

          A. Cherokee and Wilstar entered into a Revised and Restated Management Agreement dated May 4, 1995 (the "Agreement").

          B. The parties now desire to further amend the Agreement on the terms and conditions contained herein.

          The parties hereto hereby agree as follows:

          1. Section 1.2 shall be amended to add the following after "("GAAP")" on the third line thereof:

               "after backing out the effect of any charges or expenses which are incurred by the Company as a result of the "vesting" or "exercise", as the case may be, of any Performance Options pursuant to
          Section 3.4 hereof"

          2. Section 3.4 is deleted in its entirety and replaced by the following Section 3.4:

               "3.4  Performance Options.  Wilstar received on May 4, 1995,
                     --------------------
          options to purchase up to 22.5% of Diluted Common Stock for an exercise price of $0.02 per share (the "Performance Options"). The Performance Options have a term of five years from May 4, 1995, and have certain vesting schedules. The Performance Options are hereby amended as follows:

                     (a) They shall allow Wilstar to purchase up to a maximum of
               20% of Diluted Common Stock;

                     (b) The right to purchase all of the shares of Common Stock issuable upon the exercise of the Performance Options or an aggregate of 20% of Diluted Common Stock shall vest as follows:

                         (i) with respect to the initial 15% of the Diluted Common Stock, on March 26, 1996; and

                         (ii) with respect to the balance of 5% of the Diluted
                     Common Stock, on April 24, 1996.

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                     (c) Notwithstanding anything to the contrary contained
               herein, the parties hereto agree that in the event: (x) the Company declares any dividend of cash or property or otherwise declares any payment to the holders of its Common Stock (the "Distribution"), (y) Wilstar or its assignee has exercised the Performance Options for an amount which in the aggregate is greater than fifteen (15%) of the Diluted Common Stock (the "Additional Shares") so that the Additional Shares would be entitled to such Distribution, and (z) the declaration of such Distribution is prior to the occurrence of either of the following: (i) thirty (30) consecutive trading days during which time the closing price of the Common Stock is no less than $7.60 per share; or (ii) May 31, 1997; then and in such event Wilstar agrees that it or any subsequent holder of the Additional Shares shall not be entitled to and shall forfeit any and all rights to the Distribution solely with respect to Additional Shares (the "Forfeiture"). In connection with the Forfeiture, Wilstar further agrees as follows:

                         (i) until the occurrence of either of the events set forth in (z) above all share certificates issued in connection with the Additional Shares shall, in addition to such other legends that may be required, contain the following legend:

                    "PURSUANT TO AMENDMENT 1. TO THE REVISED AND RESTATED MANAGEMENT AGREEMENT BY AND BETWEEN THE COMPANY AND THE NEWSTAR GROUP D/B/A THE WILSTAR GROUP, THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS IRREVOCABLY AGREED TO WAIVE AND FORFEIT ANY AND ALL RIGHTS IN AND TO ANY DIVIDEND OF CASH OR PROPERTY OR OTHER PAYMENT WITH RESPECT TO THESE SHARES WHICH IS DECLARED BY THE COMPANY PRIOR TO THE OCCURRENCE OF EITHER OF THE FOLLOWING EVENTS: (I) THIRTY
                    (30) CONSECUTIVE TRADING DAYS DURING WHICH TIME THE CLOSING PRICE OF THE COMPANY'S COMMON STOCK IS EQUAL TO OR GREATER THAN $7.60 PER SHARE; OR (II) MAY 31, 1997."

                         (ii) Wilstar agrees that in the event any of the Additional Shares are sold, transferred, hypothecated, pledged or assigned by it to another holder (the "Transfer") prior to the occurrence of either of the events set forth in
                    (z) above, that, as a precondition of such Transfer that the transferee acknowledge and agree to the Forfeiture as set forth herein; and

                         (iii) that Wilstar and any subsequent holder of the
                    Additional Shares hereby agrees to indemnify and hold harmless the Company from any and all claims, damages, losses, judgments and costs (including attorneys' fees) incurred by the Company in connection with or relating to any claim arising out of or relating to the Forfeiture asserted by any subsequent holder of Additional Shares.

                    The Wilstar Option Agreement, which has been executed, shall be amended to reflect the changes to the Performance Options contained herein. The shares issued pursuant to the Performance Options shall be subject to the Registration Rights Agreement remains unchanged and in full force and effect.

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          IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 on the dates set forth below.


                                      CHEROKEE INC.

Dated:      4/26/96                   By:  Carol Gratzke
            -------                        -------------
                                      Name:  Carol Gratzke
                                      Title: CFO


                                      THE NEWSTAR GROUP,
                                      a California corporation
                                      d/b/a The Wilstar Group

Dated:      4/26/96                   By:  Barry I. Lublin
            -------                        ---------------
                                      Name:  Barry I. Lublin
                                      Title:    President

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